Exhibit 99.1

FERRELLGAS PARTNERS REPORTS THIRD-QUARTER RESULTS

OVERLAND PARK, KAN., June 7, 2011/PR Newswire-First Call — Ferrellgas Partners, L.P. (NYSE:FGP), one of the largest distributors of propane, today reported operating results for the fiscal third quarter ended April 30.

Revenues rose 19% to $732.4 million while gross profit declined to $189.2 million reflecting the impact of sharply higher commodity prices resulting in lower margins and customer demand.  Despite a 21% increase in the wholesale cost of propane, third-quarter propane sales volumes still grew 2%.

Operating expense declined more than 2% to $103.8 million and general and administrative expense declined by nearly 30%, excluding a $10.0 million litigation reserve recorded during the quarter.  Equipment lease expense, as expected, increased slightly to $3.7 million.

Common unitholder’s interest in net earnings, after absorbing a $10.5 million loss on extinguishment of debt and the $10.0 million litigation reserve, was $3.1 million or $0.04 per unit.  Excluding the non-recurring charge for the extinguishment of debt and the litigation reserve, earnings per unit would have been $0.32 in this fiscal year’s third quarter.  Adjusted EBITDA was $73.9 million compared with $88.2 million achieved the year before.

President and Chief Executive Officer Steve Wambold commented, “Third-quarter results reflected similar dynamics from the first half of the fiscal year, notably sharply higher wholesale propane prices that drove customer conservation.”

Wambold pointed out, “On a positive note, we were successful in flexing our operating expenses, further evidencing management’s focus on driving shareholder value.  In addition, our Blue Rhino brand turned in a solid quarter, even though inclement weather adversely affected early-season tank exchange sales volumes.  More important, Blue Rhino is very well positioned

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for the all-important grilling season, strengthened by the addition of more than 2,800 Walgreens and Safeway locations this year.  As the industry leader, Blue Rhino is fast approaching 50,000 sales locations.”

Wambold concluded, “During the third quarter, our financial team continued to strengthen our balance sheet through the issuance of more than 5 million common units, which the partnership used to reduce long-term borrowings of more than $116.0 million.”

Ferrellgas Partners, L.P., through its operating partnership, Ferrellgas, L.P., serves approximately one million customers in all 50 states, the District of Columbia and Puerto Rico. Ferrellgas employees indirectly own more than 20 million common units of the partnership through an employee stock ownership plan.  More information about the partnership can be found online at www.ferrellgas.com.

Statements in this release concerning expectations for the future are forward-looking statements.  A variety of known and unknown risks, uncertainties and other factors could cause results, performance and expectations to differ materially from anticipated results, performance and expectations.  These risks, uncertainties and other factors are discussed in the Form 10-K of Ferrellgas Partners, L.P., Ferrellgas Partners Finance Corp., Ferrellgas, L.P., and Ferrellgas Finance Corp. for the fiscal year ended July 31, 2010, and other documents filed from time to time by these entities with the Securities and Exchange Commission.

Contact:

Tom Colvin, Investor Relations, (913) 661-1530

Jim Saladin, Media Relations, (913) 661-1833

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FERRELLGAS PARTNERS, L.P.  AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except unit data)

(unaudited)

	April 30, 2011	July 31, 2010
ASSETS

Current Assets:
Cash and cash equivalents	$13,351	$11,401
Accounts and notes receivable, net (including $163,897 and $0 of accounts receivable pledged as collateral at April 30, 2011 and July 31, 2010, respectively)	235,692	89,234
Inventories	119,724	166,911
Prepaid expenses and other current assets	33,821	13,842
Total Current Assets	402,588	281,388

Property, plant and equipment, net	645,278	652,768
Goodwill	248,944	248,939
Intangible assets, net	208,425	221,057
Other assets, net	38,372	38,199
Total Assets	$1,543,607	$1,442,351

LIABILITIES AND PARTNERS’ CAPITAL

Current Liabilities:
Accounts payable	$81,517	$48,658
Short term borrowings	40,464	67,203
Collateralized note payable	84,000	—
Other current liabilities (a)	101,254	108,054
Total Current Liabilities	307,235	223,915

Long-term debt (a)	1,037,913	1,111,088
Other liabilities	22,117	21,446
Contingencies and commitments	—	—

Partners’ Capital:
Common unitholders (75,900,760 and 69,521,818 units outstanding at April 30, 2011 and July 31, 2010, respectively)	214,744	141,281
General partner unitholder (766,674 and 702,241 units outstanding at April 30, 2011 and July 31, 2010, respectively)	(57,902)	(58,644)
Accumulated other comprehensive income (loss)	15,843	(415)
Total Ferrellgas Partners, L.P. Partners’ Capital	172,685	82,222
Noncontrolling Interest	3,657	3,680
Total Partners’ Capital	176,342	85,902
Total Liabilities and Partners’ Capital	$1,543,607	$1,442,351

(a) The principal difference between the Ferrellgas Partners, L.P. balance sheet and that of Ferrellgas, L.P., is $182 million of 8.625% notes which are liabilities of Ferrellgas Partners, L.P. and not of Ferrellgas, L.P.

FERRELLGAS PARTNERS, L.P. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE THREE, NINE AND TWELVE MONTHS ENDED APRIL 30, 2011 AND 2010

(in thousands, except per unit data)

(unaudited)

	Three months ended		Nine months ended		Twelve months ended
	April 30		April 30		April 30
	2011	2010	2011	2010	2011	2010
Revenues:
Propane and other gas liquids sales	$647,709	$536,024	$1,790,511	$1,588,038	$2,102,791	$1,871,417
Other	84,664	79,266	183,046	157,174	224,614	186,485
Total revenues	732,373	615,290	1,973,557	1,745,212	2,327,405	2,057,902

Cost of product sold:
Propane and other gas liquids sales	483,101	355,316	1,299,003	1,060,216	1,496,321	1,225,431
Other	60,074	51,132	111,432	82,520	137,550	99,220

Gross profit	189,198	208,842	563,122	602,476	693,534	733,251

Operating expense	103,813	106,278	306,635	306,848	406,647	410,201
Depreciation and amortization expense	20,030	20,848	60,395	62,022	80,864	82,346
General and administrative expense	17,879	11,151	39,271	33,981	51,385	45,255
Equipment lease expense	3,650	3,259	10,842	10,160	14,123	14,148
Non-cash employee stock ownership plan compensation charge	2,591	2,698	7,967	6,961	10,328	8,851
Non-cash stock and unit-based compensation charge (b)	1,628	1,024	13,709	4,188	17,352	5,391
Loss on disposal of assets and other	463	2,696	834	5,480	3,839	9,598

Operating income	39,144	60,888	123,469	172,836	108,996	157,461

Interest expense	(24,933)	(25,933)	(78,205)	(74,844)	(104,645)	(95,273)
Loss on extinguishment of debt	(10,513)	(3,408)	(46,962)	(20,716)	(46,962)	(20,716)
Other income (expense), net	243	(529)	509	(1,085)	486	(1,055)

Earnings (loss) before income taxes	3,941	31,018	(1,189)	76,191	(42,125)	40,417

Income tax expense	572	1,754	1,288	2,006	1,198	1,585

Net earnings (loss)	3,369	29,264	(2,477)	74,185	(43,323)	38,832

Net earnings (loss) attributable to noncontrolling interest (a)	196	401	264	976	(82)	680

Net earnings (loss) attributable to Ferrellgas Partners, L.P.	3,173	28,863	(2,741)	73,209	(43,241)	38,152

Less: General partner’s interest in net earnings (loss)	32	289	(27)	732	(432)	382

Common unitholders’ interest in net earnings (loss)	$3,141	$28,574	$(2,714)	$72,477	$(42,809)	$37,770

Earnings (loss) Per Unit
Basic and diluted net earnings (loss) per common unitholders’ interest	$0.04	$0.41	$(0.04)	$1.05	$(0.61)	$0.55

Weighted average common units outstanding	73,145.6	69,495.2	71,102.5	69,147.4	70,704.0	68,904.3

Supplemental Data and Reconciliation of Non-GAAP Items:

	Three months ended		Nine months ended		Twelve months ended
	April 30		April 30		April 30
	2011	2010	2011	2010	2011	2010

Net earnings (loss) attributable to Ferrellgas Partners, L.P.	$3,173	$28,863	$(2,741)	$73,209	$(43,241)	$38,152
Income tax expense	572	1,754	1,288	2,006	1,198	1,585
Interest expense	24,933	25,933	78,205	74,844	104,645	95,273
Depreciation and amortization expense	20,030	20,848	60,395	62,022	80,864	82,346
EBITDA	48,708	77,398	137,147	212,081	143,466	217,356
Loss on extinguishment of debt	10,513	3,408	46,962	20,716	46,962	20,716
Non-cash employee stock ownership plan compensation charge	2,591	2,698	7,967	6,961	10,328	8,851
Non-cash stock and unit-based compensation charge (b)	1,628	1,024	13,709	4,188	17,352	5,391
Loss on disposal of assets and other	463	2,696	834	5,480	3,839	9,598
Other income (expense), net	(243)	529	(509)	1,085	(486)	1,055
Litigation reserve	10,000	0	10,000	0	10,000	0
Net earnings (loss) attributable to noncontrolling interest	196	401	264	976	(82)	680
Adjusted EBITDA (c)	73,856	88,154	216,374	251,487	231,379	263,647
Net cash interest expense (d)	(23,011)	(26,422)	(71,393)	(73,101)	(93,206)	(93,540)
Maintenance capital expenditures (e)	(4,073)	(4,174)	(11,921)	(15,583)	(16,306)	(20,022)
Cash paid for taxes	(119)	(610)	(34)	(942)	(642)	(1,585)
Proceeds from asset sales	1,073	1,436	4,273	4,597	8,896	5,918
Distributable cash flow to equity investors (f)	$47,726	$58,384	$137,299	$166,458	$130,121	$154,418

Propane gallons sales
Retail - Sales to End Users	190,009	188,630	559,797	590,905	649,855	687,615
Wholesale - Sales to Resellers	62,441	58,916	189,373	189,872	241,062	242,617
Total propane gallons sales	252,450	247,546	749,170	780,777	890,917	930,232

(a)  Amounts allocated to the general partner for its 1.0101% interest in the operating partnership, Ferrellgas, L.P.

(b)  Non-cash stock and unit-based compensation charges consist of the following:

	Three months ended		Nine months ended		Twelve months ended
	April 30		April 30		April 30
	2011	2010	2011	2010	2011	2010
Operating expense	$570	$282	$3,832	$1,152	$4,834	$1,614
General and administrative expense	1,058	742	9,877	3,036	12,518	3,777
Total	$1,628	$1,024	$13,709	$4,188	$17,352	$5,391

(c)          Adjusted EBITDA is calculated as earnings (loss) before income tax expense, interest expense, depreciation and amortization expense, loss on extinguishment of debt, non-cash employee stock ownership plan compensation charge, non-cash stock and unit-based compensation charge, loss on disposal of assets and other, other income (expense), net, a litigation reserve of $10.0 million and net earnings (loss) attributable to noncontrolling interest. Management believes the presentation of this measure is relevant and useful because it allows investors to view the partnership’s performance in a manner similar to the method management uses, adjusted for items management believes makes it easier to compare its results with other companies that have different financing and capital structures. This method of calculating Adjusted EBITDA may not be consistent with that of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP.

(d)         Net cash interest expense is the sum of interest expense less non-cash interest expense and other income (expense), net. This amount includes interest expense related to the accounts receivable securitization facility.

(e)          Maintenance capital expenditures include capitalized expenditures for betterment and replacement of property, plant and equipment.

(f)            Management considers Distributable cash flow to equity investors a meaningful non-GAAP measure of the partnership’s ability to declare and pay quarterly distributions to common unitholders. Distributable cash flow to equity investors, as management defines it, may not be comparable to distributable cash flow or similarly titled measures used by other corporations and partnerships.